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                                                                    EXHIBIT 10.1

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                          CHAMPPS ENTERTAINMENT, INC.,

                                 as the Company


                                       and


                                     BUYERS,

                                as defined herein


                          SECURITIES PURCHASE AGREEMENT

                          Dated as of December 12, 2002



                  5.50% Convertible Subordinated Notes due 2007
                      and Warrants to Purchase Common Stock





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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 12, 2002, by and among Champps Entertainment, Inc., a Delaware corporation (the "Company"), and the Buyers listed on the Schedule of Buyers attached hereto as Exhibit A (individually, a "Buyer" and, collectively, the "Buyers").

         THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

         A. In accordance with the terms and conditions of this Agreement, the Company has agreed to issue and sell, and the Buyers have agreed to purchase in the aggregate, (i) Fifteen Million United States Dollars ($15,000,000) principal amount of the Company's 5.50% Convertible Subordinated Notes due 2007 (such Convertible Subordinated Notes, substantially in the form attached hereto as Exhibit B, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Notes"), which shall be convertible into shares of the common stock, $0.01 par value per share (the "Common Stock"), of the Company (as converted, the "Conversion Shares"), and
(ii) Warrants (such Warrants, substantially in the form attached hereto as Exhibit C, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Buyer Warrants") to purchase 351,782 shares of Common Stock (as exercised, collectively, the "Buyer Warrant Shares").

         B. To induce U.S. Bancorp Piper Jaffray ("Piper Jaffray") to act as exclusive placement agent with respect to the offering of the Notes and the Buyer Warrants (the "Offering"), the Company has agreed (i) to issue Warrants (such Warrants, substantially in the form attached hereto as Exhibit C, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Piper Jaffray Warrant" and, together with the Buyer Warrants, the "Warrants") to purchase the number of shares of Common Stock set forth on the Schedule of Fees (the "Schedule of Fees") attached hereto as Exhibit D (as exercised, collectively, the "Piper Jaffray Warrant Shares", and together with the Buyer Warrant Shares, the "Warrant Shares").

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit E (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Registration Rights Agreement") pursuant to which the Company has agreed to provide the Buyers and Piper Jaffray with the benefit of certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and applicable state securities laws, on the terms and subject to the conditions set forth therein.

         NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

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         SECTION 1. Purchase and Sale of Notes and Warrants.

         (a) Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 of this Agreement, the Company shall issue and sell to each Buyer, and each Buyer severally and not jointly agrees to purchase from the Company, the respective principal amount of Notes, together with the related Warrants, set forth opposite such Buyer's name on the Schedule of Buyers attached hereto as Exhibit A (the "Closing"). The Company shall issue to each Buyer One Thousand United States Dollars ($1,000) principal amount of the Notes and Warrants to purchase approximately 23.4522 Warrant Shares for each One Thousand United States Dollars ($1,000) tendered by each such Buyer.

         (b) The Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., Denver time, on December 16, 2002, subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 of this Agreement. The Closing shall occur on the Closing Date at the offices of Brownstein Hyatt & Farber, P.C., 410 Seventeenth Street, Twenty-Second Floor, Denver, Colorado 80202-4437.

         (c) Form of Payment. On the Closing Date, (i) each Buyer shall pay the Company for the Notes and the related Warrants to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company's written wire instructions attached hereto on Schedule A, (ii) the Company shall reimburse each Buyer for its reasonable expenses to the extent required by Section 4(i) of this Agreement, and (iii) the Company shall issue to each Buyer properly authenticated Notes (in the denominations as such Buyer shall reasonably request) representing the principal amount of Notes which such Buyer is then purchasing hereunder, along with Warrants representing the related number of Warrant Shares, duly executed on behalf of the Company and registered in the name of such Buyer.

         SECTION 2. Buyer's Representations and Warranties. Each Buyer represents and warrants to the Company with respect to only itself that as of the date hereof:

         (a) Investment Purpose. Such Buyer is acquiring the Notes and the Warrants for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Notes, the Conversion Shares, the Warrants and the Warrants Shares (collectively, the "Securities") for any minimum or other specific term and reserves the right to dispose of the Securities at any time; provided, further, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act as of the date of this Agreement and was not organized for the specific purpose of acquiring the Securities.

         (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and


                                       2

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accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein and in the applicable Note or Warrant in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

         (d) Information. Such Buyer believes it (i) has been furnished with or believes it has had full access to all of the information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (iii) can bear the economic risk of a total loss of its investment in the Notes and the Warrants and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall limit, modify, amend or affect the Company's representations and warranties contained in this Agreement and the Buyer's right to rely thereon.

         (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

         (f) Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act. In that connection, such Buyer is aware of Rule 144 under the Securities Act and the restrictions imposed thereby.

         (g) Legends.

         (1) Such Buyer understands that, until two (2) years after the original issuance date of the Notes and the Warrants, any certificate evidencing such Notes and any certificate evidencing such Warrant (and all securities issued in exchange therefor or in substitution thereof, other than Common Stock, if any, issued upon conversion thereof (in the case of a Note) or upon exercise thereof (in the case of a Warrant), which shall bear the legend set forth in Section 2(g)(2) of this Agreement, if applicable) shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY


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         BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN
         SECURED BY THE SECURITIES.

         The Company may place the following legend on any Warrant or Note, as appropriate, held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

         The legends set forth above shall be removed and the Company shall issue a new Note or Warrant, as appropriate, of like tenor and aggregate principal amount or number of shares, as appropriate, and which shall not bear the restrictive legends required by this Section 2(g)(1), (i) if such Notes or Warrants, as appropriate, are registered for resale under the Securities Act and are transferred or sold pursuant to such registration, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Notes or Warrants, as appropriate, may be made without registration under the Securities Act, or (iii) upon expiration of the two-year period under Rule 144(k) of the Securities Act (or any successor rule) if the holder of the Securities has not been an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) during the preceding three (3) months.

         (2) Such Buyer understands that any stock certificate representing Conversion Shares or Warrant Shares shall bear a legend in substantially the following form (unless (i) such Conversion Shares or Warrant Shares have been transferred or sold pursuant to an effective registration statement, (ii) such Conversion Shares or Warrant Shares, as appropriate, have been transferred or sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act, (iii) such Conversion Shares or Warrants Shares, as appropriate, may be transferred pursuant to Rule 144(k) under the Securities Act, or (iv) unless otherwise agreed by the Company in writing with written notice to the transfer agent):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.


                                       4

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         The Company may instruct the transfer agent to place the following legend on any certificate evidencing shares of Common Stock held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                 The legends set forth above shall be removed and the Company shall issue the relevant Securities without such legends to the holder of the Securities upon which it is stamped, (i) if such Securities are registered for resale under the Securities Act and are transferred or sold pursuant to such registration, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) upon expiration of the two-year period under Rule 144(k) of the Securities Act (or any successor rule) if the holder of the Securities has not been an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) during the preceding three (3) months.

         (3) Such Buyer understands that, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year or three-month periods under Rule 144(k) (or the corresponding periods under any successor rule), (i) each reference in Sections 2(g)(1) and 2(g)(2) of this Agreement to "two (2) years" or the "two-year period" and to "three (3) months" shall be deemed for all purposes of this Agreement to be references to such changed period or periods, and (ii) all corresponding references in the Notes and Warrants shall be deemed for all purposes to be references to the changed period or periods, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.

         (h) Authorization; Enforcement; Validity. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         (i) Residency. Such Buyer is a resident of that country or state specified in its address on the Schedule of Buyers attached hereto as Exhibit A.

         (j) No Conflicts. The execution and performance of this Agreement and the Registration Rights Agreement do not conflict with any agreement to which such Buyer is a party or is bound


                                       5

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thereby, any court order or judgment addressed to such Buyer, or the constituent documents of such Buyer.

         (k) Conversion/Exercise Limitation. (A) Subject to Buyer's election on the signature pages hereto, each Buyer hereby agrees that in no event will it convert any of the Notes or exercise any of the Warrants in excess of the number of such Notes or Warrants, upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such Buyer (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(k)(A)) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes and the exercise of such Warrants, would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion or exercise), it being the intent of the Company and the Buyers that no Buyer be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this Section 2(k)(A) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Buyer's determination of whether the Notes are convertible and whether the Warrants are exercisable pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice (as that term is defined in the Note) or the Exercise Notice (as that term is defined in the Warrant) by the Buyer shall be deemed to be the Buyer's representation that the Notes or the Warrants specified therein are convertible or exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Buyer to convert the Notes or exercise the Warrants at such time as the conversion or exercise thereof will not violate the provisions of this Section 2(k)(A). Notwithstanding anything to the contrary, this Section 2(k)(A) shall not apply to a Buyer who has elected to opt out of the application of this Section by so indicating in the signature page.

         (B) Subject to Buyer's election on the signature pages hereto, each Buyer hereby agrees that in no event will it convert any of the Notes or exercise any of the Warrants in excess of the number of such Notes or Warrants, upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such Buyer (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(k)(B)) plus
(y) the number of shares of Common Stock issuable upon the conversion of such Notes and the exercise of such Warrants, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion or exercise), it being the intent of the Company and the Buyers that no Buyer be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 2(k)(B) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Buyer's determination of whether the Notes are convertible and whether the Warrants are exercisable pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice (as


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that term is defined in the Note) or the Exercise Notice (as that term is defined in the Warrant) by the Buyer shall be deemed to be the Buyer's representation that the Notes or the Warrants specified therein are convertible or exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Buyer to convert the Notes or exercise the Warrants at such time as the conversion or exercise thereof will not violate the provisions of this Section 2(k)(B). Notwithstanding anything to the contrary, this Section 2(k)(B) shall not apply to a Buyer who has elected to opt out of the application of this Section by so indicating in the signature page.

         (l) Additional Acknowledgement. Each Buyer acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, the Notes, the Registration Rights Agreement and the Warrants, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Buyer, and that it is not acting in concert with any other Buyer in purchasing the Securities offered hereunder. The Buyers and, to its knowledge, the Company agree that the Buyers have not taken any actions that would make such Buyers to be deemed as members of a "group" for purposes of Section 13(d) of the Exchange Act.

         The Buyer's representations and warranties made in this Section 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Notes and Warrants pursuant to this Agreement complies with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company shall not rely on such representations and warranties for any other purpose.

         SECTION 3. Representations and Warranties of the Company. The Company represents and warrants to Piper Jaffray and each of the Buyers that as of the date hereof subject to such exceptions as set forth in a Disclosure Schedule:

         (a) Organization and Qualification. The Company and its Operating Subsidiaries (as defined below) are corporations, partnerships or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate, limited liability company or partnership power and authorization to own their properties and to carry on their business as now being conducted. Copies of the Company's Certificate of Incorporation and Bylaws, and all amendments thereto, have been filed as exhibits to the Company's SEC Documents (as defined in Section 3(f) of this Agreement), are in full effect and have not been modified. Each of the Company and its Operating Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Operating Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). "Subsidiary" means any entity in which the Company, directly or indirectly, owns a majority of the capital stock or other


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equity or similar interests. The Company's "Operating Subsidiaries" are forth on
Schedule 3(a) are the only Subsidiaries holding more than nominal assets. There are additional dormant Subsidiaries holding no more than nominal assets that are expected to be statutorily dissolved; the Company will not transfer any non-nominal assets to the dormant Subsidiaries.

         (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5 of this Agreement) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance and repayment of the Notes, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required of the Company's Board of Directors or stockholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as rights to indemnification and contribution may be limited by federal or state securities laws and policies underlying such laws and (ii) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         (c) Capitalization. Except for any shares issuable upon exercise of options issued pursuant to employee benefit plans disclosed in the Company's SEC Documents, the capitalization of the Company is as described in the Company's SEC Documents. All of the Company's outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed for trading on the Principal Market (as defined in Section 4(f) of this Agreement). Except as set forth in this Agreement, the Registration Rights Agreement and as set forth in the SEC Documents, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances created by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries (other than any such options, warrants, scrip, rights, calls, commitments, securities, understandings and arrangement outstanding under plans disclosed in the SEC Documents); (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its

Subsidiaries is or may become bound; (iv) there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility; (v) there are no financing statements securing obligations in any amounts greater than Fifty Thousand United States Dollars ($50,000), singly, or Two Hundred Fifty Thousand United States Dollars ($250,000) in the aggregate, filed in connection with the Company or any of its Subsidiaries; (vi) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (viii) the Company does not have any stock appreciation rights or "phantom" stock plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

         (d) Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of the applicable Transaction Documents, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Buyers, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. As of the Closing, at least 1,883,794 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(e) of this Agreement) will have been duly authorized and reserved for issuance upon conversion of the Notes and exercise of the Warrants. Upon conversion or issuance in accordance with the terms of the Notes or upon exercise or issuance in accordance with the terms of the Warrants, as applicable, the Conversion Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, other than any liens or encumbrances created by or imposed by the Buyers, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of each of the Buyers in this Agreement, the issuance by the Company of the Securities is exempt from registration under the Securities Act and applicable state securities laws.

         (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Company's Certificate of Incorporation or the Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect; or
(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of any material term of or in default under its Certificate of Incorporation, Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the Securities Act or as required by Blue Sky filings (but only to the extent that such filings may be made after the Closing), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and copies of such consents, authorizations, orders, filings and registrations have been delivered to the Buyers. The Company is not in violation of the listing requirements of the Principal Market, and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. The Company and its Subsidiaries are not in violation of any covenants or other terms of its outstanding indebtedness for borrowed money, which could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are currently unaware of any facts or circumstances which might give rise to any of the foregoing events set forth in this paragraph.

         (f) SEC Documents; Financial Statements. Since January 1, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, and the rules and regulations promulgated thereunder (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of the date of filing of such SEC Documents, each such SEC Document, as it may have been subsequently amended by filings made by the Company with the Commission prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Document. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements,
(iii) changes in the Company's financial statements made upon the recommendation of KPMG, LLP as successor auditor to Arthur Anderson, LLP or (iv) changes made in response to comments received by the Company from the Commission with respect to its annual report on Form 10-K for the year ended June 30, 2002), correspond to the books and records of the Company and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended. KPMG, LLP are independent accountants as required by the Exchange Act. The Company is not aware of any issues raised by the Commission with respect to any of the SEC Reports, other than those disclosed in the SEC Reports, the Disclosure Schedule or clause (iv) above. No other written information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The Company satisfies the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as that term is defined in the Registration Rights Agreement) and does not have any knowledge or reason to believe that it does not satisfy such requirements or have any knowledge of any fact which would reasonably result in its not satisfying such requirements. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the Commission under the Exchange Act. Except for the issuance of the Notes and the Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is currently contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed. The Company has no reason to believe that its independent auditors will withhold their consent to the inclusion of their audit opinion concerning the Company's financial statements which shall be included in the Registration Statement (as such term is defined in the Registration Rights Agreement).

         (g) Absence of Litigation. Except as disclosed in the section titled "Legal Proceedings" in the Company's Annual Report on Form 10-K for the period ended June 30, 2002, there is no action, suit, proceeding, inquiry or investigation ("Material Litigation") before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Operating Subsidiaries, threatened in writing against the Company or any of its Operating Subsidiaries or any of the Company's or the Operating Subsidiaries' officers or directors in their capacities as such that would have a Material Adverse Effect. The Company believes it has set aside on its books provisions reasonably adequate for the payment of all judgments, damages, costs, and expenses arising out of its pending Material Litigation and has appropriately accounted for such reserves under GAAP.

         (h) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

         (i) Intellectual Property Rights. The Company and its Operating Subsidiaries own, possess, license or can acquire or make use of on reasonable terms, adequate rights or licenses to use all trademarks, trade names, trade dress, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, technology licenses, approvals, governmental authorizations, trade secrets, and other intellectual property rights (collectively, "Intellectual Property") necessary to conduct their respective businesses as now conducted and as currently contemplated to be conducted by them as described in the SEC Documents, except where the failure to currently own or possess Intellectual Property would not have a Material Adverse Effect. The Company and its Operating Subsidiaries do not have any knowledge of any infringement by the Company or its Operating Subsidiaries of Intellectual Property rights of others, or of any development of similar or identical trade secrets or technical information by others. There is no claim, action or proceeding being made by the Company or its Operating Subsidiaries regarding the Intellectual Property rights of the Company or its Operating Subsidiaries or to the Company's knowledge, brought or currently threatened against the Company or its Subsidiaries regarding the Intellectual Property rights of or the use of any Intellectual Property by the Company or its Subsidiaries of any third party that, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (j) Insurance. The Company and each of its Operating Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commensurate with similarly situated companies engaged in similar businesses as the Company and its Operating Subsidiaries.

         (k) Regulatory Permits. Except for temporary suspension of liquor licenses in two restaurants (one for ten days and one for five days), the Company and its Operating Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted (the "Permits"), and neither the Company nor any of its Operating Subsidiaries has received any written notice of proceedings relating to the revocation or material modification of any such Permit.

         (l) Tax Status. The Company and each of its Operating Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such tax returns are accurate and complete in all material respects, (ii) has paid all taxes and other governmental assessments and charges due with respect to the periods covered by such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books in accordance with GAAP, and (iii) has paid or set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. Except as disclosed in the SEC Documents, there are no unpaid taxes or assessments for tax deficiencies that are individually or in the aggregate material in amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim, and there are no audits in progress with respect to any tax returns, no extension of time is in force with respect to any date on which any tax return was or is to be filed, and no waiver or agreement is in force for the extension of time for the assessment or payment of any tax. Except as disclosed in the SEC Documents, all provisions for tax liabilities of the Company and each of its Operating Subsidiaries have been disclosed in the Company's financial statements and made in accordance with GAAP consistently applied, and all liabilities for taxes of the Company and each of its Operating Subsidiaries attributable to periods prior to or ending on the Closing Date have been adequately disclosed in the Company's financial statements.

         (m) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, the laws of the state of its incorporation or the laws of any other state which is applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

         (n) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         (o) Confidential Private Placement Memorandum. The information supplied by the Company for inclusion or incorporation by reference in the Confidential Private Placement Memorandum dated as of December 12, 2002 (the "Confidential Private Placement Memorandum") in connection with the Offering does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Closing Date, any event with respect to the Company shall occur which is required to be described in the Confidential Private Placement Memorandum, such event shall be so described, and an appropriate amendment or supplement shall be prepared by the Company.

         (p) Transactions With Affiliates. Except as disclosed in the SEC Documents, other than the grant of stock options granted pursuant to the Company's employee benefit plans, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than in connection with the provision of services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, such that the transaction would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

         (q) Brokers and Finders. Except for fees payable to Piper Jaffray as placement agent, no brokers, finders or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

         (r) Absence of Certain Changes. Except as disclosed in the SEC Documents available on the EDGAR system, since September 29, 2002, there has been no change or development that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         (s) No Material Non-Public Information. Except for the issuance of the Securities and the transactions contemplated by this Agreement (which such information shall be fully disclosed in the Current Report on Form 8-K filed pursuant to Section 4(g)(1) hereof), the Company has not provided the Buyers with, and the Confidential Private Placement Memorandum does not contain, material non-public information.

         SECTION 4. Covenants.

         (a) Obligations. Each party shall use commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

         (b) Form D and Blue Sky. The Company agrees to file timely a Form D with the Commission with respect to the Securities as required under Regulation D and to provide, upon request, a copy thereof to each Buyer. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all timely filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(b).

         (c) Reporting Status. With a view to making available to the Investors (as that term is defined in the Registration Rights Agreement) the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company shall: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (3) furnish to each Investor, so long as such Investor owns Registrable Securities (the "Reporting Period"), promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         (d) Use of Proceeds. The Company intends to use the net proceeds from the sale of the Notes and the Warrants as described in the Confidential Private Placement Memorandum.

         (e) Reservation of Shares. The Company shall take all actions necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred five percent (105%) of the number of shares of Common Stock (the "Reservation Amount") needed to provide for the issuance of the Conversion Shares upon conversion of all of the Notes and the Warrant Shares upon exercise of all of the Warrants without regard to any limitations on conversions or exercise.

         (f) Listing. The Company shall promptly use its best efforts to secure the listing of all of the Conversion Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall maintain the Common Stock's authorization for quotation or listing on The New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange, Inc. ("AMEX") or The Nasdaq National Market or SmallCap Market ("NASDAQ") (as applicable, the "Principal Market"). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

         (g) Filing of Form 8-K. On the day of closing of the transaction contemplated hereby, the Company shall issue a press release announcing the transactions contemplated hereby. The Company shall use reasonable efforts within twenty-four (24) hours after the public announcement of the transactions contemplated hereby to file (1) a Current Report on Form 8-K with the Commission including as an exhibit to such Current Report on Form 8-K the press release announcing the signing of this Agreement after the issuance of such press release, and (2) a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K (i) this Agreement and the Exhibits hereto, (ii) the form of Note, (iii) the form of Warrant, and (iv) the Registration Rights Agreement, each in the form required by the Exchange Act; provided, however, that the signature pages and all references to the names of the Buyers shall be redacted from the Transaction Documents filed as exhibits to such Current Report on Form 8-K and in any press release filed in connection with the transactions contemplated hereby. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are required by law to remain closed.

         (h) Stockholder Approval. In the event that Stockholder Approval is required pursuant to the rules of the Principal Market for the issuance of a number of Conversion Shares and Warrant

Shares greater in the aggregate than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date (the "19.99% Rule"), the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before ninety (90) days from the date of such determination (the "Stockholders Meeting Deadline"), a proxy statement, which has been previously reviewed by Piper Jaffray, the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall solicit its stockholders' approval of such issuance of the Securities and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

         (i) Expenses. Subject to Section 9(o) of this Agreement, at the Closing, the Company shall reimburse the Buyers for the Buyers' reasonable, documented, out-of-pocket expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, up to a maximum of $10,000, which amount shall be paid by the Company to the Buyers concurrently with the Company's receipt of the Purchase Price at the Closing and shall be allocated pro rata among the Buyers based on the respective principal amount of Notes set forth opposite such Buyer's name on the Schedule of Buyers attached hereto as Exhibit A.

         (j) Additional Securities. For so long as any Buyer beneficially owns any Securities, the Company will not issue any Notes or Warrants other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.

         (k) Tax Matters. For United States Federal income tax purposes, the Company and each Buyer agree (i) to treat the Notes as indebtedness, (ii) that $[960,000]of the aggregate purchase price for the securities issued by the Company to the Buyers hereunder (assuming the sale of $[15,000,000] of Securities) is attributable to the purchase of the Warrants, and (iii) to treat the Notes as having been issued for an aggregate purchase price of $[14,040,000] (assuming the sale of $15,000,000 of Securities), such that the aggregate original issue discount that will accrue over the term of One Thousand Dollars ($1,000) principal amount of the Notes is $[64.00]. If the Company shall be required to withhold or deduct any tax or other governmental charge from any payment made hereunder or under any Note to any Buyer, then, subject to the last sentence of this Section 4(k), the Company shall pay to such Buyer such additional amounts as are necessary such that such Buyer actually receives the amount such Buyer would have received if no such withholding or deduction had been required. If any Buyer is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-United States Buyer"), such Buyer shall deliver to the Company either (a) two (2) copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or (b) in the case of a Non-United States Buyer claiming exemption from United States Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") with respect to payments of "portfolio interest", a certificate in form and substance reasonably acceptable to the Company representing that such Non-United States Buyer is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the

Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code), together with Internal Revenue Service Form W-8 or W-9, as applicable, in all cases such forms and other documents being properly completed and duly executed by such Non-United States Buyer claiming complete exemption from United States Federal withholding tax on payments of interest by the Company (or accruals of original issue discount) under the Notes. In addition, each Buyer that is not otherwise exempt from "back-up withholding" shall deliver to the Company properly completed and duly executed Internal Revenue Service Form W-8 or W-9 indicating that such Buyer is subject to "back-up withholding" for United States Federal income tax purposes. The forms and other documents required to be delivered pursuant to the two preceding sentences shall be delivered within ten (10) days after the Closing Date. The Company shall not be required to pay any additional amounts
(x) to any Non-United States Buyer in respect of United States Federal withholding tax or (y) to any Buyer in respect of United States Federal "back-up withholding" tax to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Non-United States Buyer or Buyer, as the case may be, to comply with the provisions of this Section 4(k).

         (l) Violation of Laws. The business of the Company and its Operating Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

         (m) Limits on Additional Issuances. The Company shall not, in any manner, until the later of (i) 90 days after the Closing or (ii) the date on which the Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective by the Commission, issue or sell any Common Stock or rights, warrants or options to subscribe for or purchase Common Stock or any security directly or indirectly convertible into or exchangeable or exercisable for Common Stock (the "Equity Limitation"). The Equity Limitation shall not apply (i) to the issuance of Conversion Shares or Warrant Shares, as the case may be, pursuant to the Notes or the Warrants, (ii) to the issuance of securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (iii) if holders representing a majority of the outstanding principal amount of the Notes give their prior written consent to such issuance or sale, (iv) if the issuance is pursuant to employee benefits plans approved by the Company's Board of Directors, (iv) to the filing of a Registration Statement on Form S-8, (v) if the securities are issued for consideration other than cash in connection with a bona fide business acquisition by the Company whether by merger, consolidation, purchase of assets, sale or exchange of stock or otherwise; or (vi) if the issuance is in connection with a (A) commercial banking arrangement, (B) equipment financing, (C) sponsored research, (D) collaboration, (E) technology licensing, (F) development agreements or (G) other strategic partnership; provided, however, that with respect to (C) through (G) hereof, the primary purpose of such transaction is not to raise equity capital.

         (n) CUSIP Numbers. The Company in issuing the Securities shall use "CUSIP" numbers (if then generally in use), and shall use such "CUSIP" numbers in notices to holders as a convenience to holders thereof; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice to such holders and that reliance may be placed only on other identification numbers printed on such Securities, and any such Company action referenced in such notice (including, without limitation, redemption or automatic conversion of Notes) shall not be affected by any defect in or omission of such numbers.

         (o) Accounting Matters. The Company shall use its reasonable best efforts to cause to be delivered to the Buyers a letter in form and substance reasonably acceptable to the Buyers and reasonably customary in scope and substance for comfort letters delivered by independent accountants in connection with offerings similar to the Offering.

         SECTION 5. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agents, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of Piper Jaffray and each Buyer or their respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by Piper Jaffray or a Buyer to the Company upon conversion of the Notes or exercise of the Warrants, as applicable and in accordance with their respective terms (the "Irrevocable Transfer Agent Instructions"), substantially in the form attached hereto as Exhibit F. Prior to transfer or sale pursuant to a registration statement or Rule 144 under the Securities Act of the Conversion Shares and the Warrant Shares, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company represents and warrants that no instruction inconsistent with the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Securities shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Notes, the Warrants and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Securities has been made without registration under the Securities Act or that the Securities can be sold pursuant to Rule 144(k) without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, and provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         SECTION 6. Conditions to the Company's Obligation to Close. The obligation of the Company to issue and sell the Notes and the Warrants to each respective Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing such Buyer with prior written notice thereof, and provided further such waiver shall not be effective against any other Buyer who does not consent in writing:

         (a) Transaction Documents. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

         (b) Payment of Purchase Price. Such Buyer shall have delivered to the Company the purchase price for the Notes and the Warrants being purchased by such Buyer at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Schedule A.

         (c) Representations and Warranties; Covenants. The representations and warranties of such Buyer shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true, correct and complete as of such date)), and such Buyer shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         (d) Investor Questionnaires. Such Buyer shall have completed an investor questionnaire and the Company shall be reasonably satisfied with such Buyer's declaration in the investor questionnaire of its status as an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

         SECTION 7. Conditions to Each Buyer's Obligation to Purchase. The obligation of each Buyer hereunder to purchase the Notes and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

         (a) Transaction Documents. The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

         (b) No Delisting of Common Stock. The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened either (A) in writing by the Commission or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

         (c) Representations and Warranties; Covenants. The representations and warranties of the Company shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of this Agreement, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true, correct and complete as of such date)) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

         (d) Opinion of Counsel. The Company shall have delivered to such Buyer the opinion of Brownstein Hyatt & Farber, P.C., dated as of the Closing Date, in the form of Exhibit G attached hereto.

         (e) Delivery of Notes and Warrants. The Company shall have executed and delivered to such Buyer the Notes and the Warrants (in such denominations as such Buyer shall reasonably request) for the Notes and the Warrants being purchased by such Buyer at the Closing.

         (f) Reservation of Common Stock. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, the number of shares of Common Stock equal to the Reservation Amount (as defined in Section 4(e) of this Agreement).

         (g) Irrevocable Transfer Agent Instructions. The Company shall have delivered the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, to the Company's transfer agent.

         (h) Good Standing Certificates. The Company shall have delivered to Piper Jaffray (i) a certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State of Delaware as of a recent date; and (ii) a certificate of good standing (or appropriate counterpart) from the appropriate governmental authority in each domestic jurisdictions in which Operating Subsidiaries are incorporated or organized as of a recent date.

         (i) Secretary's Certificate. The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to
(i) adoption of the form of resolutions of the Board of Directors of the Company consistent with Section 3(b) of this Agreement and in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

         (j) Filings; Authorizations. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws, and shall have obtained all authorizations, approvals and permits necessary to consummate the transactions contemplated by the Transaction Documents and such authorizations, approvals and permits shall be effective as of the Closing Date.

         (k) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Transaction Documents, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

         (l) No Material Adverse Effect. Between the time of execution of this Agreement and the Closing Date, (i) no Material Adverse Effect shall occur or become known (whether or not arising in the ordinary course of business) and
(ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company.

         (m) Payment of Fees. The Company shall have satisfied its obligations under Section 9(p) of this Agreement.

         (n) Minimum Offering. The Company shall have confirmed in writing to the Buyers that it will be issuing at least an aggregate of $15,000,000 principal amount of Notes and Warrants to the Buyers on the Closing Date.

         (o) Comfort Letter. The Company's independent accountants shall have delivered to the Buyers a letter in form and substance reasonably acceptable to the Buyers and reasonably customary in scope and substance for comfort letters delivered by independent accountants in connection with offerings similar to the Offering.

         SECTION 8. Indemnification.

         (a) Indemnification by the Company. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and Piper Jaffray's agreement to act as exclusive placement agent and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Piper Jaffray and each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (collectively, "Claims"), incurred by any Indemnitee as a result of, or arising out of, or relating to an untrue statement or alleged untrue statement of a material fact contained in the Confidential Private Placement Memorandum, or in any amendment or supplement thereto, or in any Blue Sky filings executed by the Company or based on any information furnished in writing by the Company and filed in any jurisdiction in order to qualify any or all of the Securities under (or obtain exemption from) the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Subject to Section 8(b) of this Agreement, the Company shall reimburse the

Indemnitees, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with the investigating or defending any such Claim.

         (b) Procedures for Indemnification. Promptly after an Indemnitee has knowledge of any Claim as to which such Indemnitee reasonably believes indemnity may be sought or promptly after such Indemnitee receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnitee shall, if a Claim in respect thereof is to be made against the Company under this Section 8, deliver to the Company a written notice of such Claim, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Indemnitee and the Company; provided, further, that the Company shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnitee. In the case of an Indemnitee, the legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Securities to which the Claim relates. The Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such action or Claim by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Claim. The Company shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any Claim effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a full release from all liability in respect to such Claim and action and proceeding. The failure to deliver written notice to the Company as provided in this Agreement shall not relieve the Company of any liability to the Indemnitee under this Section 8, except to the extent that the Company is materially prejudiced in its ability to defend such action.

         (c) Survival of Indemnification Obligations. The obligations of the Company under this Section 8 shall survive the transfer of the Securities by the Indemnitees.

         SECTION 9. Miscellaneous.

         (a) Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (b) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         (c) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (d) Entire Agreement. This Agreement, the Registration Rights Agreement, the Notes and the Warrants and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Registration Rights Agreement, the Notes and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

         (e) Consents. All consents and other determinations required to be made by Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least a majority of the Conversion Shares and Warrant Shares, determined as if all of the Notes held by Buyers then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or on the exercise of the Warrants.

         (f) Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and Investors holding at least a majority of the Conversion Shares and Warrant Shares, determined as if all of the Notes held by Buyers then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on the conversion of the Notes or on the exercise of the Warrants. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any holder of any Securities who is an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is offered to all of the holders of such Securities.

         (g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidenced by mechanically or electronically generated receipt by the sender's facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                    If to the Company:

                                 Champps Entertainment, Inc.
                                 10375 Park Meadows Drive, Suite 560
                                 Littleton, Colorado
                                 Telephone: (303) 804-1333
                                 Facsimile: (720) 529-9392
                                 Attention: William H. Baumhauer

                    with a copy to:

                                 Brownstein Hyatt & Farber, P.C.
                                 410 Seventeenth Street, Twenty-Second Floor
                                 Denver, Colorado 80202-4437
                                 Telephone: (303) 223-1100
                                 Facsimile: (303) 223-1111
                                 Attention: Jeffrey M. Knetsch


                    If to U.S. Bancorp Piper Jaffray:

                                 U.S. Bancorp Piper Jaffray
                                 345 California Street, Suite 2100
                                 San Francisco, California  94104
                                 Telephone: (415) 984-5127
                                 Facsimile: (415) 984-5121
                                 Attention: Mr. David Fullerton

                    with a copy to:

                                 Gibson, Dunn & Crutcher LLP
                                 1050 Connecticut Avenue NW
                                 Washington, DC 20036
                                 Telephone: (202) 955-8500
                                 Facsimile: (202) 467-0539
                                 Attention: Brian Lane, Esq.

         If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto as Exhibit A, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party.

         (h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (i) Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person other than Piper Jaffray.

         (j) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the outstanding principal amount of the Notes including by merger or consolidation, except pursuant to a Change of Control (as defined in the Notes) with respect to which the Company is in compliance with the terms of the Notes. Other than in connection with a sale pursuant to the Registration Rights Agreement, a Buyer may assign some or all of its rights and obligations hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and provided, further, that such assignment shall be in connection with a transfer of all or a portion of the Notes and Warrants held by such Buyer and subject to the terms and conditions of the Warrants and Notes, as applicable.

         (l) Survival. Unless this Agreement is terminated under Section 9(n) of this Agreement, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 of this Agreement, the indemnification provisions set forth in Section 8 of this Agreement, and the agreements and covenants set forth in Sections 4, 5 and 9 of this Agreement shall survive with respect to each Note or Warrant for so long as such Note or Warrant is outstanding and with respect to each Conversion Share or Warrant Share until such Conversion Share or Warrant Share (x) has been transferred or sold pursuant to an effective registration statement, or (y) has been transferred or sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         (m) Publicity. The Company and Piper Jaffray shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated by the Transaction Documents; provided, however, that neither the Company nor Piper Jaffray shall have the right to issue a press release referring to a Buyer or its affiliates without such Buyer's prior written consent. Piper Jaffray has the right to describe its services to the Company in connection with the Offering and to reproduce the Company's name and logo in Piper Jaffray's advertisements, marketing materials and equity research reports, if any, in the form previously approved by the Company and subject to the prior approval of the Company, which shall not be unreasonably withheld, such additional uses as Piper Jaffray may from time to time request.

         (n) Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 of this Agreement (and the nonbreaching party's failure to waive such unsatisfied conditions), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party, and the Company or Piper Jaffray, as the case may be, shall return any and all funds paid hereunder to the applicable Buyer no later than the close of business on the Business Day following such termination; provided, however, that if this Agreement is terminated pursuant to this Section 9(o), the Company shall remain obligated to reimburse any nonbreaching Buyer for the expenses described in
Section 4(i) of this Agreement.

         (o) Placement Agent. The Company acknowledges that it has engaged U.S. Bancorp Piper Jaffray Inc. as placement agent in connection with the sale of the Notes and the Warrants and that the compensation of such agent is as set forth on the Schedule of Fees attached hereto as Exhibit D. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

         (p) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         (q) Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents, or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                             "COMPANY"

                                             CHAMPPS ENTERTAINMENT, INC.



                                             By:
                                                --------------------------------


ACKNOWLEDGED AND AGREED:


"PIPER JAFFRAY"

U.S. BANCORP PIPER JAFFRAY

By:
   -------------------------------
   Its:
        -----------------------------







                    [Signatures of Buyers on Following Page]

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                  "BUYER"


                                  ----------------------------------------------
                                           (print full legal name of Buyer)

                                  By:
                                      ------------------------------------------
                                       (signature of authorized representative)

                                  Name:
                                        ----------------------------------------

                                  Its:
                                       -----------------------------------------

                                  Buyer hereby opts out of the application of
                                  Section 2(k)(A):


                                  By:
                                      ------------------------------------------
                                       (signature of authorized representative)



                                  Buyer hereby opts out of the application of
                                  Section 2(k)(B):

                                  By:
                                     -------------------------------------------
                                       (signature of authorized representative)

                                    EXHIBIT A
                                    ---------

                               SCHEDULE OF BUYERS
                               ------------------

                                    EXHIBIT B
                                    ---------

                                  FORM OF NOTE
                                  ------------

                                    EXHIBIT C
                                    ---------

                                 FORM OF WARRANT
                                 ---------------

                                    EXHIBIT D
                                    ---------

                                SCHEDULE OF FEES
                                ----------------

                                    EXHIBIT E
                                    ---------

                      FORM OF REGISTRATION RIGHTS AGREEMENT
                      -------------------------------------

                                    EXHIBIT F
                                    ---------

                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
                 -----------------------------------------------

December 16, 2002


VIA FEDERAL EXPRESS

American Stock Transfer and Trust Company
6201 15th Avenue
Brooklyn, New York 11219
Attn:  Kevin Jennings

         Re: Reservation of Shares of Common Stock Pursuant to Sale by Champps Entertainment, Inc. of up to $15,000,000 in Aggregate Principal Amount of 5.50% Convertible Subordinated Notes due 2007 and Warrants to Purchase up to 351,782 Shares of Common Stock

Ladies and Gentlemen:

         Champps Entertainment, Inc., a Delaware corporation (the "Company"), has agreed (i) to sell to the buyers listed on Schedule A hereto (the "Buyers"), on the date hereof, Fifteen Million United States Dollars ($15,000,000) in aggregate principal amount of 5.50% Convertible Subordinated Notes due 2007 (the "Notes"), convertible into shares of the common stock, $0.01 par value per share (the "Common Stock") of the Company, and warrants (the "Buyer Warrants") to purchase 351,782 shares of Common Stock, pursuant to that certain Securities Purchase Agreement dated as of December 12, 2002, by and among the Company and each Buyer (the "Securities Purchase Agreement"), and (ii) to issue to U.S. Bancorp Piper Jaffray ("Piper Jaffray") a warrant to purchase the number of shares of Common Stock set forth in the Schedule of Fees attached as Exhibit D to the Securities Purchase Agreement (the "Piper Jaffray Warrant" and, together with the Buyer Warrants, the "Warrants"). Capitalized terms used herein without definition have the meanings assigned to them in the Securities Purchase Agreement.

         You are hereby instructed to:

         Establish as of the date of this letter a reserve of 1,477,486 shares of Common Stock for issuance to holders of Notes upon conversion of their Notes (the "Conversion Share Reserve"). The Conversion Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Common Stock occurring on or after the date hereof.

         Establish as of the date of this letter a reserve of 406,308 shares of Common Stock for issuance to holders of Warrants upon exercise of their Warrants (the "Warrant Share Reserve"). The Warrant Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Common Stock occurring on or after the date hereof.

         A registration statement on Form S-3 to register the Common Stock issuable out of the Conversion Share Reserve and the Warrant Share Reserve (the "Registration Statement") will be filed with the Securities and Exchange Commission (the "Commission") on or before January 15, 2003. We will forward to you copies of the filing promptly after it is declared or deemed effective by the Commission.

         Until the Registration Statement is declared effective by the Commission, the certificates evidencing the shares of Common Stock issued out of the Conversion Share Reserve or the Warrant Share Reserve will bear the restrictive legend set forth below:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

         Until the Registration Statement is declared effective by the Commission, certificates evidencing shares of Common Stock held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company will bear the restrictive legend set forth below:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144,

         PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

         So long as you have previously received (i) an opinion of the Company's outside counsel (which the Company shall direct be delivered to you by such outside counsel upon the effectiveness of the Registration Statement covering the resales of the Common Stock) stating that a Registration Statement covering the resales of the Common Stock has been declared effective by the Commission under the Securities Act (the "Opinion"), (ii) a certification from the clearing broker for the Buyers as to compliance with the prospectus delivery requirements and as to the fact that the sale of the Common Stock was made in compliance with the Plan of Distribution set forth in the Registration Statement (the "Broker Certification"), (iii) a copy of the Registration Statement and (iv) confirmation from the Company that sales are permitted under the Registration Statement at that time, the certificates representing the Common Stock sold pursuant to the Registration Statement shall not bear any legend restricting transfer of the Common Stock thereby and should not be subject to any stop-transfer restriction.

         We enclose the following additional documents:

         1.       A copy of the Securities Purchase Agreement; and

         2. A capitalization table listing the Buyers and Piper Jaffray and their respective beneficial ownership interests in the shares of Common Stock.

         Please be advised that the Buyers have relied upon this instruction letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each of the Buyers is a third party beneficiary to these instructions.

         Please sign in the space provided below to evidence your acceptance and acknowledgment of your responsibilities under this letter. Please call me at
(303) 804-1333 if you require any further information. Thank you for your assistance.

                                          Very truly yours,

                                          CHAMPPS ENTERTAINMENT, INC.


                                          --------------------------------------
                                          Its:
                                              ----------------------------------

Acknowledged and Agreed:

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By:
   -----------------------------
Its:

cc:  Mr. David J. Fullerton (w/o encl.)

Enclosures

                                    EXHIBIT G
                                    ---------

                         FORM OF COMPANY COUNSEL OPINION
                         -------------------------------

         The Company is a corporation validly existing in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and assets, to conduct its business as described in the Confidential Private Placement Memorandum, and to enter into and perform its obligations under the Transaction Documents.

         The Operating Subsidiaries are corporations validly existing in good standing under the laws of their respective jurisdictions of incorporation, with all requisite corporate power and authority to own, lease and operate its properties and assets, to conduct their businesses as described in the Confidential Private Placement Memorandum.

         The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and the Transaction Documents have been duly executed and delivered by the Company.

         The Transaction Documents constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as rights to indemnification and contribution may be limited by federal or state securities laws and policies underlying such laws and (ii) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         The execution and delivery by the Company of the Transaction Documents do not, and the Company performance of its obligations under the Transaction Documents will not, (i) violate the Company's Certificate of Incorporation or By-Laws, (ii) violate, breach or result in a default under, any existing obligation of or restrictions on the Company under any other agreement listed in an exhibit to the Company's most recent annual report on Form 10-K or any quarterly report on Form 10-Q filed since such annual report, (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any state or federal court or governmental authority binding on the Company, and known to us, or (iv) to our knowledge, violate any current Delaware or New York federal statute, rule or regulation that we have recognized as applicable to the Company or to transactions of the type contemplated by the Transaction Documents.

         The Notes have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Notes in accordance with the Securities Purchase Agreement, to our knowledge will be made and issued free of preemptive or similar rights.

         The Warrants have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Warrants in accordance with the

Securities Purchase Agreement, the Warrants will be validly issued, fully paid, and nonassessable and to our knowledge, free of preemptive or similar rights.

         The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Notes by all necessary corporate action on the part of the Company and, upon conversion of the Notes and delivery of the Conversion Shares in accordance with the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and to our knowledge, free of preemptive or similar rights.

         The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants by all necessary corporate action on the part of the Company and, upon payment of the exercise price upon exercise of the Warrants and delivery of the Warrant Shares in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid, and nonassessable and to our knowledge, free of preemptive or similar rights.

         No order, consent, permit or approval of any Delaware, New York or federal governmental authority that we have recognized as applicable and material to the Company or to the transactions of the type contemplated by the Transaction Documents is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Transaction Documents except as may be required under applicable state and federal securities laws and regulations applicable to the offer and sale of the Securities and by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

         Assuming the accuracy of your representations in Section 2 of the Securities Purchase Agreement and the representations made by Piper Jaffray in the Placement Agent Certificate, no registration under the Securities Act is required for the purchase and sale of the Notes and the Warrants or the issuance to Piper Jaffray of the Piper Jaffray Warrants in the manner contemplated by the Securities Purchase Agreement and the Confidential Private Placement Memorandum. Assuming that the exemption provided by Section 3(a)(9) of the Securities Act of 1933 would be available, no registration under the Securities Act will be required for the issuance of the Conversion Shares and the Warrant Shares in the manner contemplated by the Note and the Warrant, respectively.

         We do not know of any contract or other document of a character required to be filed as an SEC Document which is not filed as required.

         The SEC Documents incorporated by reference in the Confidential Private Placement Memorandum, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q, Form 8-K and Schedule 14-A, except that we express no opinion concerning the financial statements and other financial or statistical information contained or incorporated by reference therein or the exhibits thereto.

         In the course of acting as counsel for the Company in connection with the preparation by the Company of the Confidential Private Placement Memorandum, we have participated in conferences with officers and representatives of the Company, the independent accountants of the Company, and representatives of Piper Jaffray and their counsel, at which time the contents of the Confidential Private Placement Memorandum and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Confidential Private Placement Memorandum, based on such participation, no facts have come to our attention that would lead us to believe that the Confidential Private Placement Memorandum (except that we express no view with respect to the financial statements, including the notes thereto, and schedules or other financial data included therein or the exhibits contained in the SEC Documents) as of the date thereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                  SCHEDULE 3(a)

                                  Subsidiaries

1.       Champps Operating Corporation
2.       Champps of Maryland, Inc.
3.       Champps Entertainment of Texas, Inc.

SECTION 1.  Purchase and Sale of Notes and Warrants .........................  2

SECTION 2.  Buyer's Representations and Warranties ..........................  2

SECTION 3.  Representations and Warranties of the Company ...................  6

SECTION 4.  Covenants ....................................................... 13

SECTION 5.  Transfer Agent Instructions ..................................... 17

SECTION 6.  Conditions to the Company's Obligation to Close ................. 18

SECTION 7.  Conditions to Each Buyer's Obligation to Purchase ............... 18

SECTION 8.  Indemnification ................................................. 20

SECTION 9.  Miscellaneous ................................................... 21


                                    SCHEDULES

Schedule 3(a) .................. Subsidiaries
Schedule A ..................... Company Wire Instructions



                                    EXHIBITS

Exhibit A ...................... Schedule of Buyers
Exhibit B ...................... Form of Note
Exhibit C ...................... Form of Warrant
Exhibit D ...................... Schedule of Fees
Exhibit E ...................... Form of Registration Rights Agreement
Exhibit F ...................... Form of Irrevocable Transfer Agent Instructions
Exhibit G ...................... Form of Company Counsel Opinion